EXHIBIT 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined financial information of Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) is presented to illustrate the estimated effects of the acquisition of the pharmaceutical product line, Zohydro ER®, which closed on April 24, 2015 (the “acquisition”), the related financing to fund the acquisition, and certain other significant transactions on the historical financial position and results of operations of the Company.

The unaudited pro forma combined financial statements are based upon and derived from and should be read in conjunction with the historical audited financial statements for the year ended December 31, 2014 and historical unaudited financial statements for the three months ended March 31, 2015 of the Company, and the historical unaudited Statement of assets acquired as of the March 31, 2015, historical audited Statement of revenues and direct expenses for the year ended December 31, 2014 and historical unaudited Statement of revenues and direct expenses for the three months ended March 31, 2015 of the Zohydro ER® product line.

The unaudited pro forma combined balance sheet as of March 31, 2015 assumes that the acquisition and certain other significant transactions were completed on March 31, 2015. The unaudited pro forma combined statement of operations and comprehensive income (loss) for the year ended December 31, 2014 and three months ended March 31, 2015 assumes that the acquisition and certain other significant transactions were completed on January 1, 2014.

The Company has determined that the acquisition of the pharmaceutical product line, Zohydro ER®, constitutes a business combination as defined by Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under ASC 805, the assets acquired (there are no liabilities assumed) are recorded at their acquisition date fair values as described in the accompanying notes to the Statement of assets acquired of the Zohydro ER® product line included elsewhere in this Form 8-K/A. Any excess of the purchase price over the fair value of assets acquired is recognized as goodwill. Fair values of assets acquired are determined based on the requirements of ASC 820 Fair Value Measurements and Disclosures. The fair values of assets acquired are based on the preliminary estimates of fair values as of the acquisition date.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions, described in the accompanying notes to the unaudited pro forma combined financial statements that management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial statements.  Management believes the fair values recognized for the assets acquired are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available.  There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

The unaudited pro forma combined financial statements have been prepared by management in accordance with the Article 11 of Regulation S-X, and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the acquisition. In addition, the accompanying unaudited pro forma combined statement of operations and comprehensive income (loss) does not include any pro forma adjustments to reflect operational efficiencies, expected cost savings or economies of scale which may be achievable or the impact of any non-recurring charges and one-time transaction related costs that result directly from the transaction.  The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statement of operations and comprehensive income (loss), expected to have continuing impact on the combined results of operations.

This unaudited pro forma combined financial information should be read in conjunction with:

●
the Company’s historical audited financial statements and accompanying notes as of and for the year ended December 31, 2014 included in the Company’s annual report on Form 10-K, filed with the Securities Exchange Commission (SEC) on March 2, 2015;

●
the Company’s historical unaudited financial statements and accompanying notes as of and for the three months ended March 31, 2015 included in the Company’s quarterly report on Form 10-Q, filed with the SEC on May 1, 2015;

●
the Audited Statements of Assets Acquired and Statements Revenues and Direct Expenses of the Zohydro ER® product line and the accompanying notes for the years ended December 31, 2014 and 2013, included as Exhibit 99.2 to this Form 8-K/A; and

●
the Unaudited Statement of Assets Acquired and Statements Revenues and Direct Expenses of the Zohydro ER® product line and accompanying notes for the three months ended March 31, 2015 and 2014, included as Exhibit 99.3 to this Form 8-K/A.

Description of acquisition

On April 24, 2015, Pernix completed the acquisition of the pharmaceutical product line, Zohydro ER®, including an abuse-deterrent pipeline and all related intellectual property, and a specified quantity of inventory associated therewith, from Zogenix, Inc. (“Zogenix”).  There were no other tangible or intangible assets acquired and liabilities assumed related to the Zohydro ER® product line from Zogenix.

The total purchase price consisted of an upfront cash payment of $80.0 million including a deposit of $10.0 million in an escrow fund, stock consideration of $11.9 million issued in common stock of Pernix, $0.9 million for specified quantity of inventory, and regulatory and commercial milestones of up to $283.5 million including a $12.5 million milestone payment upon approval of ZX007 abuse-deterrent extended-release hydrocodone tablet and up to $271.0 million in potential sales milestones if the Zohydro ER® product line achieve certain agreed-upon net sales targets.

Zohydro ER® is an extended-release form of hydrocodone indicated for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate. Zohydro ER® does not contain acetaminophen, unlike many immediate-release hydrocodone products, such as Vicodin and Lortab, reducing the risk for potential liver toxicity due to overexposure of acetaminophen. The active ingredient, hydrocodone, is the most commonly prescribed opioid in the U.S., with over 114 million prescriptions in 2014. The Federal Drug Administration (“FDA”) approved the NDA for Zohydro ER® in October 2013 and the product was launched in March 2014.

The estimated effects of the acquisition of product line, Zohydro ER® and related financing are presented under pro forma adjustments column in the unaudited pro forma combined balance sheet and unaudited pro forma combined statement of operations and comprehensive income (loss).

Description of certain other significant transactions

On August 19, 2014, the Company executed an Indenture and issued $220.0 million in aggregate principal of 12% Senior Secured Notes due in 2020. On April 13, 2015, the Company amended the Indenture to change the covenant related to overall debt limit to permit the Company to incur additional debt in an amount not to exceed the lesser of (a) $42.2 million, and (b) $67.5 million less the outstanding aggregate principal amount of the Company's 8.00% Convertible Senior Notes due 2019. The additional debt limit enabled the Company to incur additional debt to finance the acquisition.  The Company paid each Noteholder a consent fee in cash equal to 1% of the principal amount of any Notes properly consented to the Amended Indenture.

On February 21, 2014, the Company issued 8% Convertible Senior Notes due 2019 in aggregate principal amount of $65.0 million. The terms of the Notes allowed the Company to convert the Notes into the Company’s common stock at conversion price of $3.60 per share at any time prior to the close of business on the business day immediately before February 15, 2019. On April 16, 2015, the Company converted the full principal amount of the Notes at the conversion price of $3.60 per share and issued additional shares equal to the fair value of 30% of the outstanding principal amount of the Notes to induce this conversion.

These transactions are not directly related to the acquisition of product line, Zohydro ER® but were necessary to enable the Company to incur additional debt to finance the acquisition. Management believes that excluding the estimated effects of these significant transactions would not present a true and fair view of the unaudited pro forma combined balance sheet and unaudited pro forma combined statement of operations and comprehensive income (loss). Therefore, the estimated effects of these significant transactions are presented separately, as ‘other adjustments’, from the pro forma adjustments related to the acquisition and the related financing as these transactions are not directly related to the acquisition of product line, Zohydro ER®.

PERNIX THERAPEUTICS HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31, 2015
(In thousands)

	Pernix Historical	Other Adjustments		Pernix Historical, As Adjusted	Zohydro ER® Historical	Pro forma Adjustments		Pernix Pro forma, As Adjusted
ASSETS
Current assets
Cash and cash equivalents	$18,929	$(2,150	)(13)	$16,779	$-	$41,587	(4)	$58,366
Restricted cash	-	-		-	-	10,000	(3)(i)	10,000
Accounts receivable, net	44,841	-		44,841	-	-		44,841
Inventory, net	12,741	-		12,741	927	(927	)(2)	12,741
Prepaid expenses and other current assets	9,802	(799	)(14)	9,003	1,272	(712	)(7)	9,563
Note receivable, net of unamortized discount of $80	4,770	-		4,770	-	-		4,770
Prepaid income taxes	9,175	-		9,175	-	-		9,175
Deferred income tax assets – current	16,792	-		16,792	-	-		16,792
Total current assets	117,050	(2,949)		114,101	2,199	49,948		166,248
Property and equipment, net	1,668	-		1,668	-	-		1,668
Other assets
Goodwill	44,900	-		44,900	-	180	(2)	45,080
Intangible assets, net	282,125	-		282,125	-	122,000	(2)	404,125
Other long term assets	10,359	(2,383	)(15)	7,976	2,899	1,586	(7)	12,461
Total assets	$456,102	$(5,332)		$450,770	$5,098	$173,714		$629,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$25,748	-		$25,748	$-	$10,699	(8)	$36,447
Accrued allowances	51,737	-		51,737	-	-		51,737
Interest payable	4,812	(231	)(16(iv))	4,581	-	-		4,581
Other liabilities	-	-		-	-	10,306	(3)(iv)	10,306
Debt – current	10,659	-		10,659	-	-		10,659
Senior secured notes – Treximet – current	3,884	-		3,884		-		3,884
Total current liabilities	96,840	(231)		96,609	-	21,005		117,614

Long-term liabilities
Other liabilities	9,307	-		9,307	-	47,501	(6(i)),3(iv)	56,808
Debt	-	-		-	-	101,520	(6(ii))	101,520
Senior convertible notes – long term	65,000	(65,000	)(16(i))	-	-	-		-
Senior secured notes - Treximet - long term	216,116	-		216,116		-		216,116
Deferred income taxes	7,017	-		7,017	-	-		7,017
Total liabilities	394,280	(65,231)		329,049	-	170,026		499,075

STOCKHOLDERS' EQUITY
Common stock	389	204	(16(i),(ii))	593	-	17	(3)(iii)	610
Treasury stock	(5,540)	-		(5,540)	-	-		(5,540)
Additional paid-in capital	131,135	79,195	(16(i) (ii),(iv),(v))	210,330	-	11,909	(3)(iii)	222,239
Accumulated deficit	(64,162)	(19,500	)(16(ii))	(83,662)	-	(3,141	)(5)(i)	(86,803)
Total stockholders' equity	61,822	59,899		121,721	-	8,785		130,506

Total liabilities and stockholders' equity	$456,102	$(5,332)		$450,770	-	$178,811		$629,581

See the accompanying notes to the unaudited pro forma combined financial statements.

PERNIX THERAPEUTICS HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE
THREE MONTHS ENDED MARCH 31, 2015
(In thousands, except per share amounts)

	Pernix Historical	Other Adjustments		Pernix Historical, As Adjusted	Zohydro ER ® Historical	Pro forma Adjustments		Pernix Pro forma As Adjusted

Net revenues	$33,889	-		$33,889	$5,006	$-		$38,895
Costs and operating expenses
Cost of product sales	11,076	-		11,076	1,758	-		12,834
Selling, general and administrative expenses	20,986	-		20,986	10,744	-		31,730
Research and development expense	994	-		994	5,774	-		6,768
Depreciation and amortization expense	18,433	-		18,433	-	2,407	(9)	20,840
Restructuring costs	1,305	-		1,305	-	-		1,305
Total costs and operating expenses	52,794	-		52,794	18,276	2,407		73,477

Loss from operations	(18,905)	-		(18,905)	(13,270)	(2,407)		(34,582)

Other income (expense)
Interest expense, (net)	(9,342)	573	(17)	(8,769)	-	(2,438	)(10)	(11,207)
Total other income (expense), net	(9,342)	573		(8,769)	-	(2,438)		(11,207)

Income (loss) before income taxes	(28,247)	573		(27,674)	(13,270)	(4,845)		(45,789)

Income tax expense (benefit)	(4,573)	213	(19)	(4,360)	-	(1,208	)(11)	(5,568)
Net income (loss)	$(23,674)	360		(23,314)	$(13,270)	$(3,637)		$(40,221)

Other comprehensive income (loss)	-	-		-	-	-		-

Comprehensive income (loss)	$(23,674)	$360		$(23,314)	$(13,270)	$(3,637)		$(40,221)

Net loss per share, basic	(0.62)							(0.66)
Net loss per share, diluted	(0.62)							(0.66)
Weighted-average common shares, basic	38,453	20,394	(18)			1,682	(12)	60,529
Weighted-average common shares, diluted	38,453	20,394	(18)			1,682	(12)	60,529

See the accompanying notes to the unaudited pro forma combined financial statements.

PERNIX THERAPEUTICS HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2014
(In thousands, except per share amounts)

	Pernix Historical	Other Adjustments		Pernix Historical, As Adjusted	Zohydro ER® Historical	Pro forma Adjustments		Pernix Pro forma As Adjusted

Net revenues	121,747	-		121,747	11,584	-		133,331
Costs and operating expenses
Cost of product sales	45,156	-		45,156	11,581	-		56,737
Selling, general and administrative expenses	62,967	-		62,967	57,977	-		120,944
Research and development expense	3,938	-		3,938	10,279	-		14,217
Depreciation and amortization expense	32,999	-		32,999	-	9,629	(9)	42,628
Loss on disposal of assets, impairment of intangibles	242	-		242	-	-		242
Loss on sale of PML (including impairment charge)	6,659	-		6,659	-	-		6,659
Total costs and operating expenses	151,961	-		151,961	79,837	9.629		241,427

Loss from operations	(30,214)	-		(30,214)	(68,253)	(9,629)		(108,096)

Other income (expense)
Interest expense, net	(18,797)	(13,956	)(17)	(32,753)	-	(8,924	)(10)	(41,677)
Total other income (expense), net	(18,797)	(13,956)		(32,753)	-	(8,924)		(41,677)

Loss before income taxes	(49,011)	(13,956)		(62,967)	(68,253)	(18,553)		(149,773)

Income tax expense (benefit)	(13,725)	(5,157	)(19)	(18,882)	-	(4,501	)(11)	(23,383)
Net loss	$(35,286)	$(8,799)		$(44,085)	$(68,253)	$(14,052)		$(126,390)

Other comprehensive income (loss)	-	-		-	-	-		-

Comprehensive loss	$(35,286)	$(8,799)		$(44,085)	$(68,253)	$(14,052)		$(126,390)

Net loss per share, basic	(0.93)				-			(2.11)
Net loss per share, diluted	(0.93)				-			(2.11)
Weighted-average common shares, basic	37,871	20,394	(18)		-	1,682	(12)	59,947
Weighted-average common shares, diluted	37,871	20,394	(18)		-	1,682	(12)	59,947

See the accompanying notes to the unaudited pro forma combined financial statements

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.
Zohydro ER® product line was not a separate legal entity of Zogenix and was never operated as a stand-alone business, division or subsidiary. Zogenix has never prepared full stand-alone financial statements for the Zohydro ER® product line, and has never maintained the distinct and separate accounts necessary to prepare such financial statements. Accordingly, Zogenix concluded that it was impractical to prepare the complete financial statements related to the Zohydro ER® product line. The audited and unaudited Statements of Assets Acquired and Statements of Revenue and Direct Expenses, included as Exhibits 99.2 and 99.3 in this Form 8-K/A, were derived from the operating activities directly attributed to the Zohydro ER® product line from Zogenix’s books and records.

Pro forma adjustments:
2.
These adjustments reflect the recording of the acquisition date fair values of the intangible assets and goodwill based on the allocation of the purchase price paid by the Company, and the reversal of historical cost of other assets, as presented in the Statements of assets acquired of Zohydro ER® product line (in thousands).

Pro forma as of March 31, 2015
Intangible assets (refer note 3(v)):
- Zohydro - Developed technology	$67,400
- In-process research and development (IPR&D)	54,600
Total fair value of intangible assets	$122,000
Goodwill (refer note 3(vi))	180
Reversal of carrying value of inventory (refer note 3(ii))	(927)
Reversal of carrying value of current portion of other assets included in prepaid expenses and other current assets (i)	(1,272)
Reversal of carrying value of non-current portion of other assets included in other long term assets (i)	(2,899)
Total adjustments	$117,082

(i)
Other assets amounting to $4.2 million in the Statement of assets acquired of Zohydro ER® product line represented the carrying value of prepaid expenses, deposits and a milestone payment.  The current portion of other assets amounting to $1.3 million is presented under prepaid expenses and other current assets and the non-current portion of other assets amounting to $2.9 million is presented under other long term assets in the unaudited pro forma combined balance sheet. These other assets were not acquired by the Company and therefore the historical costs of these assets have been reversed as pro forma adjustments.

3.
The following table reflects the preliminary allocation of the total purchase price of Zohydro ER® to the assets acquired and the liabilities assumed based on the preliminary estimates of fair value (in thousands):

Purchase price:	Pro forma as of March 31, 2015
Cash consideration paid to Zogenix	$70,000
Escrow fund deposited at the time of closing (i)	10,000
Purchased product inventory (ii)	927
Common stock issued (iii)	17
Additional paid in capital(iii)	11,909
Fair value of contingent consideration payable to Zogenix (current portion) (iv)	10,306
Fair value of contingent consideration payable to Zogenix (long term) (iv)	19,021
Total purchase price	$122,180

Estimated fair value of assets acquired:
Intangible assets (v):
- Zohydro - Developed technology	67,400
- IPR&D	54,600
Amount attributable to assets acquired	$122,000
Goodwill (vi)	$180

(i)
In accordance with the asset purchase agreement, Pernix has deposited $10.0 million in an escrow fund to be held for a period of 12 months from the closing date as a security to pay, or be applied against, any losses incurred by Pernix that are subject to the general representations, warranties and indemnification obligations of Zogenix. Pernix is considered to be the legal and tax owner of the fund until the escrow period of 12 months. Accordingly, the amount of $10.0 million in the escrow fund is recognized as restricted cash and consideration payable to Zogenix. Restricted cash is presented separately under current assets while the consideration payable is included in accounts payable and accrued expenses under current liabilities.

(ii)
Under the asset purchase agreement, Pernix agreed to purchase a specified quantity of Generation 1 version of Zohydro ER® product line from Zogenix on the closing date for $927,000.  Shortly before the closing date, the Generation 2 version of Zohydro ER® product line was approved by FDA and was announced by the Company to be launced in the immediate future. This announcement for the launch of Generation 2 version of Zohydro ER® product line made the Generation 1 version of Zohydro ER® product line obselete and unsellable in the market. As a result, the fair value of the Generation 1 product inventory acquired from Zogenix has been estimated to be de-minimis on the closing date.

(iii)
Under the asset purchase agreement, the number of common shares to be issued to Zogenix is equal to $20.0 million divided by closing price of the common stock on the trading day immediately preceding the purchase agreement date. The closing price of the common stock of Pernix on March 9, 2015 (i.e. trading day immediately preceding the purchase agreement date) was $11.89. Accordingly, the number of common stock to be issued to Zogenix was determined at 1,682,086 shares ($20.0 million/$11.89 per share).

The common stock issued by Pernix is measured at fair value at the closing date (i.e. April 24, 2015) in accordance with the measurement guidance in ASC 805. The closing price of the common stock of Pernix on the closing date was $7.09 and accordingly the fair value of the common stock issued by Pernix on the closing date was determined to be $11.9 million. Approximately, $17,000 representing the par value of 1,682,086 shares at $0.01 per share was recorded in common stock and the remaining amount of $11.9 million was recorded in additional paid-in-capital.

(iv)
Contingent consideration includes (a) $12.5 million milestone payment payable upon approval of ZX007 abuse-deterrent extended-release hydrocodone tablet, and (b) up to $271.0 million payable if the Zohydro ER® product line achieves certain agreed-upon net sales targets. Each type of contingent consideration has been recognized as a separate unit of account. In accordance with the provisions of ASC 805-30-25-5, each unit of contingent consideration is recognized at the acquisition date fair value. The acquisition date fair value of the contingent consideration linked to FDA approval is $10.3 million and this has been classified as other liabilities within current liabilities. The acquisition date fair value of the contingent consideration linked to the achievement of the net sales target is $19.0 million and it is classified in other liabilities within long term liabilities. Such fair values are determined based on a probabilistic model with weights assigned on the likelihood of the Company achieving the sales target in the future. Each unit of contingent consideration is classified as a liability in the balance sheet and would be subsequently measured at fair value on each reporting date. Any change in fair values between the reporting dates would be recognized in the statement of operations.

(v)
As of the effective time of the acquisition, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma combined financial statements, it is assumed that all assets will be used in a manner that represents the highest and best of those assets, but it is not assumed that any market synergies will be achieved. The consideration of synergies has been excluded because they are not considered to be factually supportable, which is a required condition for these pro forma adjustments.

The fair value of identifiable assets is determined primarily using the “income method,” which starts with a forecast of all expected future cash flows. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including net revenue, cost of product sales, research and development costs, sales and marketing expenses, income tax expense, capital expenditures and working capital requirements) as well as estimated contributory asset charges; the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, among other factors.

The unaudited pro forma combined financial statements include estimated identifiable intangible assets representing core technology intangibles valued at $67.4 million, and IPR&D intangibles valued at $54.6 million. The core technology intangible assets represent developed technology of products approved for sales in the market, which we refer to as marketed products, and have a finite useful lives. They are amortized on a straight line basis over a weighted average of 7 years. These estimates will be adjusted accordingly if the final identifiable intangible asset valuation generates results, including corresponding useful lives and related amortization methods, that differ from the pro forma estimates, or if the above scope of intangible assets is modified. The IPR&D are considered indefinite-lived intangible assets until the completion or abandonment of the associated research and development efforts. Accordingly, during the development period, these assets are not amortized but subject to an annual impairment review. The final valuation is expected to be completed within 12 months from the completion of the acquisition.

(vi)
Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the assets acquired. Goodwill is not amortized but tested for impairment on an annual basis or when indications for impairment exists.

4.	Adjustments to cash and cash equivalents are as follows (in thousands):

Pro forma as of March 31, 2015
New term loan	$130,000
Cash consideration paid including deposit in escrow fund	(80,927)
Debt issuance cost	(5,045)
Transaction costs	(2,441)
Pro forma adjustments to cash and cash equivalents	$(41,587)

5.	Represents pro forma adjustments to certain components of stockholders’ equity as follows (in thousands):

Pro forma as of March 31, 2015
Common stock (refer note 3(iii))	$17
Fair value of common stock issued in additional paid-in capital (refer note 3(iii))	11,909
Transaction costs (i)	(3,141)
Pro forma adjustments to stockholders’ equity	$8,785

(i)
Represents transaction costs incurred by the Company which are not reflected in the historical financial statements. Of the total transaction costs, $2.4 million has been paid in cash, and $0.7 million is outstanding and included in accounts payable and accrued expenses in the unaudited pro forma combined balance sheet. No adjustments have been made to the unaudited pro forma combined statement of operations and comprehensive income (loss) as these costs are non-recurring in nature.

6.
On April 22, 2015, the Company issued $130.0 million in aggregate principal of Convertible Senior Notes to finance the acquisition and for general purposes. The Notes are repayable within 6 years and the interest rate of the Notes is 4.25% per annum.  The note holders have the option to convert all or any portion of the Notes into the common stock prior to January 1, 2021 subject to the satisfaction of certain conditions, and at any time on or after January 1, 2021 and prior to the close of the second trading day immediately prior to the maturity date. Upon conversion, the Company may elect to pay or deliver cash or shares or a combination of cash and shares. The number of shares a note holder may receive upon conversion is subject to the conversion share cap (1.1709 shares per $1,000 principal amount of the Notes), and the Company shall pay cash in lieu of shares that would otherwise be deliverable in excess of the conversion share cap.

The embedded conversion features of the Notes have been recorded separately at the fair value as of the date of the issuance of the Notes.

(i)
Pro forma adjustments to other liabilities under long term liabilities include fair value of $28.5 million of embedded conversion features of the Notes and $19.0 million representing long term portion of contingent consideration linked to achievement of certain net sales targets as described in footnote 3(iv).

(ii)	Represents non current portion of the Notes issued to finance the acquisition.

7.	Represents current and non-current portion of the deferred financing cost paid on the $130.0 million Notes and the reversal of carrying value of other assets in Zohydro’s Statement of assets acquired.

Pro forma as of March 31, 2015
Carrying value of current portion of other assets in Zohydro’s Statement of assets acquired	$1,272
Elimination of current portion of other assets as part of pro forma adjustments (refer note 2(i))	(1,272)
Current portion of deferred financing cost on $130.0 million Notes	560
Pro forma adjustments to prepaid expenses and other current assets	$(712)

Pro forma as of March 31, 2015
Carrying value of non-current portion of other assets in Zohydro’s Statement of assets acquired	$2,899
Elimination of non-current portion of other assets as part of pro forma adjustments (refer note 2(i))	(2,899)
Non-current portion of deferred financing cost on $130.0 million Notes	4,485
Pro forma adjustments to other long term assets	$1,586

8.	Represents amount of $10.0 million in the escrow fund recognized as consideration payable to Zogenix at the end of escrow period (refer note 3(i)), and accrued transaction costs of $0.7 million.

9.
Represents recording of amortization expense on intangible assets recognized in connection with the acquisition. The developed technology intangible asset recognized in the acquisition is amortized over the remaining useful life of 7 years.

10.
Represents interest expense on the $130.0 million Notes and amortization of deferred financing costs. The interest expense on the Notes, at the rate of 4.25% per annum, is $2.2 million for the three months ended March 31, 2015, and $8.3 million for the year ended December 31, 2014. Amortization of deferred financing costs is $0.2 million for the three months ended March 31, 2015, and $0.6 million for the year ended December 31, 2014.

11.
Represents income tax benefit on the (a) amortization of intangible asset at the statutory tax rate of Ireland (12.50%) for the three months ended March 31, 2015 and for the year ended December 31, 2014 , and (b) interest expense at the statutory tax rate of the United States at 37.21% for the three months ended March 31, 2015, and at 36.95% for the year ended December 31, 2014.

12.	Represents 1,682,086 common shares issued to Zogenix as part of the aset purchase agreement (refer note 3(iii)).

Other adjustments to Pernix Historical:
13.
A consent fee of 1% aggregating to $2.2 million was paid to the noteholders of the $220.0 million Notes for the execution of the Amended Indenture to incur up to an additional $42.2 million in debt. Such increase in the overall debt limit enabled the Company to issue new convertible notes for $130.0 million. Amendment in the Indenture is treated as a modification of the debt and accordingly, the consent fee is treated as a debt discount and amortized over the remaining term of the Notes using the effective interest method. Payment of the consent fee is presented as a reduction of cash and cash equivalents, the current portion of the debt discount ($607,000) is included in prepaid and other current assets, and the non-current portion of the debt discount ($1.5million) is included in other long term assets in the balance sheet.

14.	Represents the current portion of the consent fee treated as a debt discount (refer note 13) and reversal of short term deferred financing cost on conversion of $65.0 million Note:
Other adjustments as of March 31, 2015
Deferred financing costs – short term (16(v))	$(1,406)
Debt discount (current)	607
Other adjustments to prepaid expenses and other current assets	$(799)

15.	Represents the long term portion of the consent fee treated as a debt discount (refer note 13) and reversal of long term deferred financing cost on conversion of $65.0 million Note:
Other adjustments as of March 31, 2015
Deferred financing costs – long term (16(v))	$(3,926)
Debt discount (long term)	1,543
Other adjustments to other long term assets	$(2,383)

16.
On April 16, 2015, the Company and the holders of the $65.0 million Notes entered into an Inducement Agreement to convert the full principal amount of the Notes at the conversion price of $3.60 per share. The Company provided additional 2,338,129 common stock to the noteholders to induce this conversion (“inducement shares”). The inducement shares were equal to 30% of the outstanding principal amount divided by the fair value of $8.34 per share. The impact of this transaction results in the following adjustments.

(i)
Issuance of 18,055,556 common shares and settlement of $65.0 million senior convertible notes upon conversion of the Note to equity. The effects of such conversion were increase in common stock for $181,000 and additional paid-in capital for $64.8million and a decrease in senior convertible notes by $65 million.

(ii)
Issuance of 2,338,129 common shares as inducement for conversion of Notes. The effects of such inducment were increase in common stock for $23,000 and additional paid-in capital for $19.5million in the unaudited pro forma combined balance sheet. No adjustments have been made to the unaudited pro forma combined statement of operations and comprehensive income (loss) as these costs are non-recurring in nature.

(iii)
Reversal of interest expense of $4.5 million and $1.3million on the $65.0 million notes recorded in the statement of operations and comprehensive income (loss) for the year ended December 31, 2014 and for three months ended March 31, 2015 to illustrate the pro forma effects of the conversion of $65.0 million Notes.

(iv)	Reversal of accrued interest of $231,000 recorded in interest payable under current liabilities with corresponding impact in additional paid-in capital the unaudited pro forma combined balance sheet.
(v)
Reversal of unamortized deferred financing cost – current of $1.4million from prepaid expenses and other current assets and deferred financing cost – non current of $3.9million from other long term assets with the corresponding impact in additional paid-in capital in the unaudited pro forma combined balance sheet.

17.
Represents adjustments to interest expense for the year ended December 31, 2014 and three months ended March 31, 2015 to illustrate the pro forma effects of the conversion of $65.0 million Notes and amendment of indenture for $220.0 million Notes:

Other adjustments for the year ended December 31, 2014
Reversal of interest expense on the $65.0 million Note upon conversion to equity (refer note 16 (iii))	$(4,478)
Interest expense including amortization of deferred financing costs and consent fee on the $220.0 Notes	18,434
Total adjustments to interest expense	$13,956

Other adjustments for the three months ended March 31, 2015
Reversal of interest expense on the $65.0 million Note upon conversion to equity(refer note 16(iii))	(1,300)
Interest expense including amortization of deferred financing costs and consent fee on the $220.0 Notes	727
Total adjustments to interest expense	$(573)

18.	Represents 20,393,685 common shares issued upon inducement and conversion of $65.0 million Note.

19.
Represents income tax benefit on the (a) amortization of intangible asset at the statutory tax rate of Ireland (12.50%) for  the three months ended March 31, 2015 and for the year ended December 31, 2014 , and (b) interest expense at the statutory tax rate of the United States at 37.21% for the three months ended March 31, 2015, and at 36.95% for the year ended December 31, 2014